Exhibit 4(ii)(b)

Application

[TruStage™ ZoneChoice Annuity]
Single Premium Deferred Variable Annuity with Index-Linked Interest Options	[2000 Heritage Way ▪ Waverly, IA 50677]

1	Plan Option[s]

[Check one plan option.] [☐][TruStage™ ZoneChoice Annuity]

2	Owner and Annuitant

Section 2A must be completed. The owner will be the annuitant unless an annuitant is named in section 2B. To name a joint owner, complete section 2C. To name more parties to the contract, use section 8. Minimum age on contract issue date is [21]. Maximum age on contract issue date is [85].

A.	Owner. Complete this first box for a natural person owner.
Name				Gender	☐ Male	☐ Female
	FIRST	MI	LAST
Date of Birth	U.S. Citizen	☐ Yes	☐ No

Complete this box if the owner is a non-natural person, such as a trust/entity owner. This is only allowed for a non-qualified annuity type. For a trust owner, submit [form 1920(ML)] and a copy of the trust document or [form 1919(ML)]. For entities other than a trust, complete [form1921(ML)].

Name of Trust/Entity
Date of Trust/Incorporation	Person Authorized to Receive Correspondence
Trustee/Authorized Person Name(s)

All owners must complete this next box.

Social Security Number or Employer ID Number	Daytime Phone	☐ Cell	☐ Other
Residential Address
	STREET (CANNOT BE P.O. BOX)	CITY	STATE	ZIP
Mailing Address (if different)
	STREET OR P.O. BOX	CITY	STATE	ZIP

Email Address

B.	Annuitant (if other than Owner). Complete this box only if the annuitant is someone other than the owner named in section 2A.

Name				Gender	☐ Male	☐ Female
	FIRST	MI	LAST
Date of Birth	Relationship to Owner(s)	U.S. Citizen	☐ Yes	☐ No
Social Security Number	Daytime Phone	☐ Cell	☐ Other
Residential Address
	STREET (CANNOT BE P.O. BOX)	CITY	STATE	ZIP
Mailing Address (if different)
	STREET OR P.O. BOX	CITY	STATE	ZIP

C.	Joint Owner. Complete this box to name a joint owner. Must be an individual person. Only allowed for a non-qualified annuity type.

Name				Gender	☐ Male	☐ Female
	FIRST	MI	LAST
Date of Birth	U.S. Citizen	☐ Yes	☐ No
Social Security Number	Daytime Phone	☐ Cell	☐ Other
Residential Address
	STREET (CANNOT BE P.O. BOX)	CITY	STATE	ZIP
Mailing Address (if different)
	STREET OR P.O. BOX	CITY	STATE	ZIP
Email Address

[Alaska and Arizona:] [Upon written request, we will provide within a reasonable time (within 10 days of your written request) reasonable factual information regarding the benefits and provisions of the contract to you. If for any reason you decide not to keep your contract, return it to us or notify us within 10 days (30 days if you are age 65 or over and reside in Arizona) that you do not want to keep it. We will refund either the Contract Value, or the greater of the Contract Value or Purchase Payment(s) less withdrawals, as required by state law within 7 days of the date of cancellation. You may return it to MEMBERS Life Insurance Company at the address shown above, or to the agent who sold it to you.]

I UNDERSTAND THAT THE VALUES PROVIDED BY THE CONTRACT MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

3	Annuity Type and Payment Source

Complete sections 3A and 3B. [For SEP IRA, complete form 5305-SEP.]

A.	Annuity Type. Check one annuity type and complete the row for that type. Total your payment classification(s) at the bottom of this section.

ANNUITY TYPE				PAYMENT CLASSIFICATION
☐ Non-qualified
	$		$
		NON-1035 EXCHANGE		1035 EXCHANGE
☐ Non-qualified Stretch
$
1035 EXCHANGE
Individual Retirement Annuity(IRA) (check only one)	$		$		$		$		$
☐ Traditional IRA		ROLLOVER		TRANSFER		CURRENT YEAR		PRIOR YEAR		ROTH CONVERSION
☐ Roth IRA						CONTRIBUTION		CONTRIBUTION	(AVAILABLE ONLY IF
☐ Simplified Employee										ROTH IRA BOX IS
Pension (SEP) IRA										CHECKED)
Inherited IRA
☐ Traditional IRA	$		$
☐ Roth IRA		ROLLOVER		TRANSFER

Enter total purchase payment. Enter the total of all amounts above at the right. Minimum is [$5,000] and maximum is [$999,999 ($1,000,000+ requires prior approval)]. Make any checks payable to MEMBERS Life Insurance Company. The purchase payment applied will equal the actual amount received by the Company.	$

B.	Source(s) of Payment. This section must be completed, even if there is only one source of payment. Complete one line for each payment source. (Combining after-tax and tax-deferred dollars from qualified plan rollovers is not permitted; separate applications and contracts are required for both the after-tax dollars (Roth) and tax deferred amounts.) All sources of funds must be received before the contract will be issued.

Source/Company Name		Estimated Amount/ Amount If By Check	Existing Plan Type

$

$

$

$

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4	Purchase Payment Allocation

Complete the section below to allocate your purchase payment. Allocation percentages must total 100%. Use only 1% increments.

Percentage	Allocation Option
%	[Declared Rate Account with 1-Year Interest Term]
[S&P 500 Index with 1-Year Interest Term and Floor
%	Select one Floor:
☐ 0% ☐ -1% ☐ -2% ☐ -3% ☐ -4% ☐ -5% ☐ -6% ☐ -7% ☐ -8% ☐ -9% ☐ -10%]
[Barclays Risk Balanced Index with 1-Year Interest Term and Floor
%	Select one Floor:
☐ 0% ☐ -1% ☐ -2% ☐ -3% ☐ -4% ☐ -5% ☐ -6% ☐ -7% ☐ -8% ☐ -9% ☐ -10%]
%	[Dimensional US Small Cap Value Systematic Index with 1-Year Interest Term and Floor Select one Floor: ] ☐ 0% ☐ -1% ☐ -2% ☐ -3% ☐ -4% ☐ -5% ☐ -6% ☐ -7% ☐ -8% ☐ -9% ☐ -10%]
%	[S&P 500 Index with 1-Year Interest Term and -10% Buffer]
%	[Dimensional US Small Cap Value Systematic Index with 1-Year Interest Term and -10% Buffer]
%	[S&P 500 Index with 6-Year Interest Term and -10% Buffer]
%	[Barclays Risk Balanced Index with 6-Year Interest Term and -10% Buffer]
%	[Dimensional US Small Cap Value Systematic Index with 6-Year Interest Term and -10% Buffer]
100%	Total

5	Replacement Information

Read and answer both questions and complete all information.

☐ Yes	☐ No	Do you have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by your state.
☐ Yes	☐ No	Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by your state.
Company Name of Policy/Contract Being Replaced	Policy/Contract Number

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6	Beneficiary

IMPORTANT INFORMATION

●     List each primary beneficiary and each contingent beneficiary, if any, below. If the type (primary or contingent) is not checked, primary is assumed. Use section 8 or a separate signed and dated sheet of paper to list more beneficiaries.

●     Death benefit proceeds will be divided equally among the named beneficiaries, unless indicated otherwise.

●     If a joint owner is named, the surviving joint owner is the automatic primary beneficiary. List each contingent beneficiary, if any, below.

●     If a non-natural person is named as owner, the non-natural person is typically named as the primary beneficiary.

For Individual Beneficiaries:

_____% Share

☐ Primary
☐ Contingent	NAME		ADDRESS
☐ Irrevocable
	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAYTIME PHONE

EMAIL ADDRESS

_____% Share

☐ Primary
☐ Contingent	NAME		ADDRESS
☐ Irrevocable
	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAYTIME PHONE

EMAIL ADDRESS

_____% Share

☐ Primary
☐ Contingent	NAME		ADDRESS
☐ Irrevocable
	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAYTIME PHONE

EMAIL ADDRESS

For Non-Natural Person Beneficiaries:

_____% Share

☐ Primary
☐ Contingent	NAME OF TRUST / ENTITY	ADDRESS
☐ irrevocable
NAME OF TRUSTEE/AUTHORIZED PERSON

	TRUST / INCORPORATION DATE	SSN/EIN	DAYTIME PHONE

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7	Fraud Warning

Refer to the warning for your state below.

[Alabama, Arkansas, Louisiana and Maryland:] [Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.]

[California: For your protection California law requires the following to appear on this form. Any person who knowingly presents false or fraudulent information to obtain or amend insurance coverage or to make a claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.]

[Colorado:] [It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.]

[District of Columbia:] [WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.]

[Florida:] [Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.]

[Maine:] [It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.]

[New Hampshire:] [Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and subject to fines, and denial of insurance benefits, depending on state law.]

[New Jersey:] [Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.]

[Ohio:] [Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.]

[Pennsylvania:] [Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.]

[Tennessee:] [It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.]

[Vermont:] [Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to the penalties under state law.]

[All other states:] Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and subject to fines and confinement in prison, and denial of insurance benefits, depending on state law.

[State Variations]

8	Special Instructions

OPTIONAL. Please print any special instructions below for the administrative office to use when processing your application. You may also use this area to list more parties to the contract not listed in section 2 or additional beneficiaries not listed in section 6.

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9	Agreement and Signature

Read and have all parties to the contract sign below.

●	I have read the application and represent that all statements and answers, as they pertain to me, are true and complete to the best of my knowledge and belief and are the basis for any contract issued by MEMBERS Life Insurance Company; and I understand that no information will be considered to have been given to MEMBERS Life Insurance Company unless it is stated in this application.

●	I understand that no registered representative/agent/insurance producer is authorized to make, void, waive or change any conditions or provisions of the application or contract.

●	The USA Patriot Act requires all financial institutions, including insurance companies, to verify the identity of their customers. I understand that providing my name, address, date of birth and taxpayer identification number allows MEMBERS Life Insurance Company to verify my identity. This verification process may include the use of third party sources to verify the information provided.

●	I am exempt from the Foreign Account Tax Compliance Act (FATCA) and it is not applicable.

●	I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the Social Security Number or Employer ID Number is correct.

●	I acknowledge that the contract I have applied for is suitable for me based on my investment objective, financial situation and needs. In addition, if this contract will replace, change or modify an existing policy or contract, I hereby confirm my belief that replacing my existing policy or contract is suitable, and I have considered product features, fees and charges.

●	I understand that MEMBERS Life Insurance Company will have no liability until a contract is issued, delivered and accepted by me.

●	I understand my contract will not be issued until the contract issue date following receipt of my application by MEMBERS Life Insurance Company in good order. No interest will be credited to my purchase payment prior to the contract issue date.

●	I UNDERSTAND THAT THE VALUES PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

●	I UNDERSTAND THAT THE CONTRACT VALUE ALLOCATED TO A RISK CONTROL ACCOUNT(S) IS VARIABLE AND IS BASED IN PART ON THE INVESTMENT EXPERIENCE OF EXTERNAL INDICES. IT MAY BE AFFECTED BY THOSE EXTERNAL INDICES, AND AS A RESULT, MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE RISK CONTROL ACCOUNT(S), SUBJECT TO THE CREDITING STRATEGY. THE RISK CONTROL ACCOUNTS DO NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.

●	I UNDERSTAND THAT THE CONTRACT VALUE MAY BE SUBJECT TO AN INTEREST ADJUSTMENT AND AN EQUITY ADJUSTMENT. ANY ADJUSTMENT IS IN ADDITION TO ANY SCHEDULED SURRENDER CHARGE.

●	I UNDERSTAND THAT THE DEATH BENEFIT IS NOT SUBJECT TO A SURRENDER CHARGE.

●	I have received and read a copy of the Annuity Disclosure for this product and I understand it.

{●}	[If I am a Connecticut resident, I have received the Connecticut Index-Linked Annuity Disclosure applicable to my Plan Option.]
●	If I am a Minnesota resident, I have received the Annuity Disclosure, Annuity Disclosure Supplement and the Rate Sheet applicable to my Plan Option.

●	I understand the Annuitant has no rights of ownership to the contract.

●	I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THIS ANNUITY.

[State Variations]

Signed at		Signed on
	STATE [OF RESIDENCE]		DATE

SIGNATURE OF OWNER, TRUSTEE(S), AUTHORIZED PERSON(S) NAMED IN SECTION 2A	DATE

SIGNATURE OF JOINT OWNER NAMED IN SECTION 2C (IF ANY)	DATE

SIGNATURE OF ADDITIONAL TRUSTEE(S)/AUTHORIZED PERSON(S) NAMED IN SECTION 2A	DATE

[Louisiana:] [The Annuitant must consent to the contract being purchased when they are not the Owner or Joint Owner.]

SIGNATURE OF ANNUITANT NAMED IN SECTION 2B (IF ANY)	DATE

SIGNATURE OF JOINT ANNUITANT (IF ANY) NAMED IN SECTION 8	DATE

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10	Administrative Office

FOR ADMINISTRATIVE USE ONLY.  Not to be used for any change that requires the owner’s agreement in writing.

11	Registered Representative/Agent/Insurance Producer

To be completed by the registered representative/agent/insurance producer.

A.	Answer both questions and complete all information to the best of your knowledge and belief.

☐ Yes	☐ No	Does the applicant(s) have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by the state.
☐ Yes	☐ No	Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by the state.
If yes, I confirm:
1. This replacement meets the standards for replacement sales identified in MEMBERS Life Insurance Company’s Statement Regarding the Acceptability of Life and Annuity Replacement Sales.
2. The following sales materials were used:
If no sales materials were used, state “None.”

B.	☐ Yes	☐ No	Have you reviewed the owner’s identity documents in accordance with the USA Patriot Act and recorded all necessary information as follows?

1. If owner is a natural person:	☐ Driver’s License	☐ Passport	☐ Green Card	☐ Other Photo ID
LIST TYPE
Card No.	Expiration Date	Country/State of Issue

2. If owner is a trust/entity:

Country/State Where Formed	Date Formed

3. If there is a joint owner:	☐ Driver’s License	☐ Passport	☐ Green Card	☐ Other Photo ID
LIST TYPE
Card No.	Expiration Date	Country/State of Issue

C.	If the applicant(s) is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify I have completed the proper disclosure(s).

D.	If sales materials were used, I certify that I have used only approved sales materials in connection with this sale and that copies of all sales materials used were left with the applicant(s).

E.	I have reviewed the owner(s) investment objectives, financial situation and needs and explained how the annuity will meet their current financial needs and objectives.

F.	I certify that I have reviewed the owner(s) suitability information and have determined that its proposed purchase is suitable as required under law based on information provided by the owner(s), as applicable, including information that is reasonably appropriate to determine the suitability of my recommendation.

G.	I certify that I have also considered the liquidity needs of the owner(s), along with risk tolerance and investment time horizon; I have followed my broker/dealer’s suitability guidelines in the recommendation of this annuity; and I acknowledge that this application is subject to review for suitability by my broker/dealer.

H.	I am registered with the Financial Industry Regulatory Authority (FINRA) and state-licensed for registered annuity contracts in all required jurisdictions.

I.	I certify that I have truly and accurately recorded the information provided by the applicant.

J.	I choose the following compensation option:

	[☐ 1(T000.0)	☐ 2(T025.2)	☐ 3(T035.2)	☐ 4(T040.2)	☐ 5(T050.2)	☐ 6(T060.2)	☐ 7(T100.2)]

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I UNDERSTAND THAT WHEN I SIGN THIS APPLICATION, I AM AGREEING TO ALL THE TERMS AND CONDITIONS APPLICABLE TO ME AS A REGISTERED REPRESENTATIVE/AGENT/INSURANCE PRODUCER.

Signature		Date
	SIGNATURE OF REGISTERED REPRESENTATIVE/AGENT/INSURANCE PRODUCER		DATE

Rep ID		Rep Name
	5-DIGIT REP NUMBER		PRINT FULL NAME
Rep Phone		Rep Email
	BEST NUMBER TO CALL		PRINT EMAIL
[FL License Number
FL LICENSE NUMBER (IF APPLICABLE)]

Credit Union ID		Credit Union Name
	8-DIGIT CU NUMBER (IF APPLICABLE)		PRINT NAME OF CU (IF APPLICABLE)

Broker/Dealer ID		Broker/Dealer Name
	B/D NUMBER		PRINT NAME OF B/D (IF OTHER THAN CBSI)

General Agent ID		General Agent Name
	GA NUMBER (IF APPLICABLE)		PRINT NAME OF GA (IF APPLICABLE)

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